UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(zip code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     As previously announced on September 9, 2010 by Nabors Industries Ltd., a Bermuda exempt company (“Nabors”), and Diamond Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Nabors (“Offeror”), the cash tender offer (the “Offer”) by Offeror to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Superior Well Services, Inc. (“Superior”), at a price per share equal to $22.12, net to the sellers in cash without interest and less any applicable withholding taxes (the “Offer Price”), expired at 12:00 midnight, New York City time, on Wednesday, September 8, 2010 (the “Expiration Date”). The Offer was made pursuant to an Agreement and Plan of Merger, dated as of August 6, 2010, by and among, Nabors, Offeror and Superior (the “Merger Agreement”). The depositary for the Offer advised Nabors and Offeror that, as of the Expiration Date, 28,457,901 Shares were validly tendered, representing approximately 92.4% of the Shares outstanding (excluding 2,781,521 Shares subject to guaranteed delivery procedures). The Offer was not extended. All Shares validly tendered in the Offer and not properly withdrawn have been accepted for payment, and Offeror has paid for such Shares.
     As a result, on September 10, 2010, Offeror became the owner of more than 90% of the outstanding Shares and Nabors effected a short-form merger, pursuant to which Offeror merged with and into Superior (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with Superior continuing as the surviving corporation and a wholly owned subsidiary of Nabors. Pursuant to the Merger Agreement, at the effective time of the Merger, each of the remaining Shares outstanding (other than (i) Shares owned by Superior, Nabors or Offeror or their respective subsidiaries, which will be canceled and will cease to exist, and (ii) Shares owned by Superior’s stockholders who perfect their appraisal rights under the DGCL) were converted into the right to receive the Offer Price. As of September 13, 2010, 29,402,648 Shares were validly tendered, representing approximately 95.4% of the Shares outstanding, all of which have been paid for.
     The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was $681,275,030. Nabors provided Offeror with sufficient funds to satisfy these obligations using cash on hand and proceeds from a revolving credit facility, dated September 7, 2010 (the “Credit Agreement”), as previously disclosed by Nabors on September 9, 2010 in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”).
     The description of the Merger Agreement and the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to Nabors’ Current Report on Form 8-K filed on August 9, 2010 and to the Credit Agreement filed as Exhibit 10.1 to its Current Report on Form 8-K filed September 9, 2010, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a) The financial statements required by this item are not being filed with this report. The required financial statements will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this report is required to be filed.
(b) The pro forma financial information required by this item is not being filed with this report. The required financial statements will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this report is required to be filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: September 14, 2010	By:	/s/ MARK D. ANDREWS
		Name:	Mark D. Andrews
		Title:	Corporate Secretary